Consent of Independent Accountants


To the Board of Trustees of
       SSgA Funds:

       We consent to the incorporation by reference in Post-effective
Amendment No. 42 to the Registration Statement of SSgA Funds on Form N-1A of our reports dated October 7, 1997, on our audits of the financial statements and financial highlights of the Fund (comprised of Money Market Fund, US Government Money Market Fund, Matrix Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, Active International Fund, Bond Market Fund and Life Solutions Funds:
Income and Growth Fund, Balanced Fund and Growth Fund), which reports are included in the Annual Reports to shareholders for the fiscal year ended August 31, 1997, which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus and "Independent Accountants" in the Statements of Additional Information.



                                               /s/ Coopers & Lybrand L.L.P.
                                                   ------------------------
                                                   Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 22, 1997